UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 8, 2011
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Amendment No. 1 is being filed in order to add Exhibit 4.1 to this Current Report.
* * * * *

Item 1.01.	Entry into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On March 8, 2011, the Registrant issued a press release announcing a proposed private placement of Convertible Notes due 2016. A copy of this press release is filed as Exhibit 99.1 to this Current Report.
     On March 9, 2011, the Registrant issued a press release regarding the pricing of its offer and sale of $350 million aggregate principal amount of 2.25% Convertible Notes due 2016 (the “Notes”), plus up to an additional $50 million principal amount of Notes pursuant to an over-allotment option granted to the initial purchaser of the Notes. A copy of this press release is filed as Exhibit 99.2 to this Current Report.
     On March 14, 2011, the Registrant completed the private placement of $400 million aggregate principal amount of the Notes (including the $50 million aggregate principal amount of the Notes pursuant to the initial purchaser’s over-allotment option) and entered into an Indenture, with respect to the Notes, with The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture (which contains a copy of the form of the Note) is filed as Exhibit 4.1 to this Current Report. The Notes were issued by the Registrant to an initial purchaser in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to “qualified institutional buyers” (as defined in, and in reliance on, Rule 144A under the Securities Act) through the initial purchaser. Net proceeds to the Registrant from the sale of the Notes at an offering price of 98.75% of their face amount are estimated to be approximately $387 million (after deducting the initial purchaser’s discount of $7.0 million and estimated offering expenses), of which approximately $50 million was used by the Registrant to repurchase 868,507 shares of its common stock (“Common Stock”) at a price of $57.57 per share, the last reported sale price of the Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. The Registrant intends to use the remainder of the net proceeds for general corporate purposes, which may include acquisitions and additional repurchases of Common Stock, and for working capital.
     The Notes will mature on March 31, 2016, unless previously repurchased or converted in accordance with their terms prior to such date. Interest on the Notes is payable semiannually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the Notes, holders may surrender their Notes for conversion into Common Stock at an initial conversion rate of 13.5704 shares of Common Stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $73.69 per share of Common Stock. In the aggregate, the Notes are convertible into 5,428,160 shares of Common Stock. The conversion rate may be adjusted under certain circumstances. Under the terms of the Notes, if the Registrant undergoes certain change of control transactions prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require the Registrant to repurchase some or all of their Notes at a repurchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Registrant’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Common Stock may be listed), instead of paying the Repurchase Price in cash, the Registrant may pay the Repurchase Price in Common Stock or a combination of cash and Common Stock.

     On March 14, 2011, the Registrant issued a press release with respect to the completion of its offer and sale of the Notes, a copy of which is filed as Exhibit 99.3 to this Current Report and which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities
     To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
4.1	Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of March 14, 2011

99.1*	Press Release, dated March 8, 2011, regarding proposed offering of Convertible Notes due 2016

99.2*	Press Release, dated March 9, 2011, regarding pricing of the Registrant’s 2.25% Convertible Notes due 2016

99.3*	Press Release, dated March 14, 2011, regarding completion of the sale of the Registrant’s 2.25% Convertible Notes due 2016

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: March 15, 2011	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of March 14, 2011

99.1*	Press Release, dated March 8, 2011, regarding proposed offering of Convertible Notes due 2016

99.2*	Press Release, dated March 9, 2011, regarding pricing of the Registrant’s 2.25% Convertible Notes due 2016

99.3*	Press Release, dated March 14, 2011, regarding completion of the sale of the Registrant’s 2.25% Convertible Notes due 2016

*	Previously filed.